Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3/A No. 333-265154) of Holly Energy Partners, L.P. and Holly Energy Finance Corp., and in the related prospectus,
(2)Registration Statement (Form S-3 No. 333-265154) of Holly Energy Partners, L.P. and Holly Energy Finance Corp., and in the related prospectus, and
(3)Registration Statement (Form S-3 No. 333-263724) of Holly Energy Partners, L.P., and in the related prospectus,
(4)Registration Statement (Form S-8 No. 333-182865) pertaining to the Holly Energy Partners, L.P. Long-Term Incentive Plan;
of our reports dated February 28, 2023, with respect to the consolidated financial statements of Holly Energy Partners, L.P., and the effectiveness of internal control over financial reporting of Holly Energy Partners, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Dallas, Texas
February 28, 2023